June 4, 2010

British Columbia Securities Commission
Alberta Securities Commission
Saskatchewan Securities Commission
The Manitoba Securities Commission
Ontario Securities Commission
New Brunswick Securities Commission
Nova Scotia Securities Commission
Prince Edward Island - Department of Provincial Affairs and Attorney General Securities
Division, Department of Justice, Government of Newfoundland and Labrador

Dear Sirs/Mesdames:

CONSENT OF EXPERT

Re: Uranerz Energy Corporation (the "Company") - Filing of Technical Report dated June 4, 2010

I, Douglass Graves, B.Sc. (Civil Engineering), Professional Engineer, am the author of the technical report (the "Technical Report") dated June 4, 2010, entitled: "Technical Report - North Rollin Pin Property- Campbell County, Wyoming, U.S.A." prepared by TREC, Inc. for Uranerz Energy Corporation, in accordance with National Instrument 43-101 - Standards of Disclosure for Mineral Projects.

I consent to the public filing of the Technical Report.

Douglass Graves
President, TREC, Inc.